Exhibit 99.1
Procore Announces Fourth Quarter and Full Year 2025 Financial Results
CARPINTERIA, CA – February 12, 2026 -- Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“We closed out a strong year with exceptional Q4 results,” said Ajei Gopal, President and CEO of Procore. “Procore has built an incredible franchise with amazing technology. We believe AI stands to be the next meaningful catalyst for our industry and that Procore is strongly positioned to be an AI winner as we drive immense efficiency gains across our customers and the entire construction lifecycle.”

“I am proud of our Q4 performance, which delivered consistent revenue growth and the largest free cash flow quarter in the company’s history,” said Howard Fu, CFO of Procore. “We enter 2026 with strong momentum and we are committed to driving durable growth and strong per share improvements over the long-term.”
Fourth Quarter 2025 Financial Highlights:
•Revenue was $349 million, an increase of 16% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was (12%) and non-GAAP operating margin was 15%.
•Operating cash inflow for the fourth quarter was $114 million.
•Free cash inflow for the fourth quarter was $90 million.
•Basic and diluted WASO used for GAAP net loss per share was 151,043,395, an increase of 1% year-over-year. Diluted WASO used for non-GAAP earnings per share was 154,308,919, an increase of 1% year-over-year.
•Stock-based compensation (“SBC”) was 23% of revenue, inclusive of a one-time accounting charge related to the transition of our former CEO. When excluding such charge, SBC was 17% of revenue.
Full Year 2025 Financial Highlights:
•Revenue was $1,323 million, an increase of 15% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was (9%) and non-GAAP operating margin was 14%.
•Operating cash inflow for 2025 was $299 million.
•Free cash inflow for 2025 was $215 million, an increase of 69% year-over-year.
The financial results included in this press release are preliminary and will not be final until Procore files its Annual Report on Form 10-K for the period. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,710 as of December 31, 2025, an increase of 16% year-over-year.
•Number of organic customers contributing more than $1,000,000 of annual recurring revenue totaled 115 as of December 31, 2025, an increase of 34% year-over-year.
•Added 227 net new organic customers in the fourth quarter, ending with a total of 17,850 organic customers.
•Achieved a gross revenue retention rate of 95% for 2025.
•Achieved a net revenue retention rate of 106% for 2025.
•As of December 31, 2025, 78% of total annual recurring revenue was generated from customers using four or more products.
•As of December 31, 2025, 52% of total annual recurring revenue was generated from customers using six or more products.
•Ended 2025 with 4,421 full-time employees, an increase of 5% year-over-year.
•Announced acquisition of Datagrid to accelerate AI strategy and deliver enhanced data integration for customers.

•Achieved FedRAMP® Moderate Authorization, ensuring enhanced security compliance for federal customers.
•Received the 2026 TrustRadius Buyer’s Choice Award in the Construction Management category.
•Appointed seasoned executive and board leader Ron Hovsepian to Procore’s Board of Directors.
First Quarter and Full Year 2026 Outlook:
Procore is providing the following guidance for the first quarter and full year 2026:
•First Quarter 2026 Outlook:
◦Revenue is expected to be in the range of $351 million to $353 million, representing year-over-year growth of 13% to 14%.
◦Non-GAAP operating margin is expected to be in the range of 14% to 15%.
•Full Year 2026 Outlook:
◦Revenue is expected to be in the range of $1,489 million to $1,494 million, representing year-over-year growth of 13%.
◦Non-GAAP operating margin is expected to be in the range of 17.5% to 18%.
◦Free cash flow margin is expected to be 19%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m., Pacific Time, on Thursday, February 12, 2026. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for first quarter 2026 and the full fiscal year 2026 and our vision and expected benefits relating to artificial intelligence, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, future financial or operating performance, or new, planned, or upgraded products, services, or features, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our ability to realize the expected benefits of our go-to-market transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to develop and integrate new products platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 26, 2025, as updated by Procore’s Quarterly Report on Form 10-Q for the quarter ebnded June 30, 2025, filed on August 1, 2025. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$349,107	$302,048	$1,322,509	$1,151,708
Cost of revenue(1)(2)(3)	69,412	56,834	270,832	205,612
Gross profit	279,695	245,214	1,051,677	946,096
Operating expenses
Sales and marketing(1)(2)(3)(4)	155,809	161,733	580,680	552,019
Research and development(1)(2)(3)(4)	97,813	89,289	362,373	312,987
General and administrative(1)(3)(4)	68,874	60,436	232,967	217,513
Total operating expenses	322,496	311,458	1,176,020	1,082,519
Loss from operations	(42,801)	(66,244)	(124,343)	(136,423)
Interest income	5,103	5,980	20,941	23,694
Interest expense	(294)	(460)	(1,153)	(1,899)
Accretion income, net	1,723	2,918	8,265	13,583
Other income (expense), net	105	(3,110)	2,309	(3,136)
Loss before provision for income taxes	(36,164)	(60,916)	(93,981)	(104,181)
Provision for income taxes	1,440	1,375	6,802	1,775
Net loss	$(37,604)	$(62,291)	$(100,783)	$(105,956)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.42)	$(0.67)	$(0.72)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	151,043,395	149,202,684	150,247,067	147,444,772

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$6,198	$4,422	$23,489	$15,478
Sales and marketing	25,077	15,333	74,274	58,058
Research and development	28,976	18,277	89,606	67,961
General and administrative	21,371	13,734	62,962	53,336
Total stock-based compensation expense*	$81,622	$51,766	$250,331	$194,833

*Includes amortization of capitalized stock-based compensation of $3.2 million and $2.5 million, respectively, for the three months ended December 31, 2025 and 2024; and $11.9 million and $8.0 million, respectively, for the years ended December 31, 2025 and 2024, which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs, and was primarily amortized in cost of revenue.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$6,544	$6,698	$29,820	$25,437
Sales and marketing	1,729	3,224	11,727	12,700
Research and development	652	650	2,603	2,657
Total amortization of acquired intangible assets	$8,925	$10,572	$44,150	$40,794
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$162	$126	$804	$612
Sales and marketing	660	360	3,099	3,227
Research and development	532	446	3,990	3,535
General and administrative	360	266	1,999	2,086
Total employer payroll tax on employee stock transactions	$1,714	$1,198	$9,892	$9,460
(4)Includes acquisition-related expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Sales and marketing	$144	$—	$1,077	$1,448
Research and development	695	32	3,134	32
General and administrative	1,587	194	2,366	808
Total acquisition-related expenses	$2,426	$226	$6,577	$2,288

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	December 31,
	2025	2024

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$480,684	$437,722
Marketable securities, current	287,802	337,673
Accounts receivable, net	287,805	246,472
Contract cost asset, current	55,384	33,922
Prepaid expenses and other current assets	55,157	44,090
Total current assets	1,166,832	1,099,879
Marketable securities, non-current	42,529	46,042
Capitalized software development costs, net	142,228	112,321
Property and equipment, net	48,624	43,592
Right of use assets - finance leases	19,619	31,727
Right of use assets - operating leases	36,024	28,790
Contract cost asset, non-current	79,004	47,505
Intangible assets, net	105,364	120,946
Goodwill	574,083	549,651
Other assets	24,758	20,918
Total assets	$2,239,065	$2,101,371
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,168	$33,146
Accrued expenses	130,280	88,740
Deferred revenue, current	687,062	584,719
Other current liabilities	42,047	21,427
Total current liabilities	884,557	728,032
Deferred revenue, non-current	6,041	5,815
Finance lease liabilities, non-current	26,557	41,352
Operating lease liabilities, non-current	45,855	32,697
Other liabilities, non-current	13,793	5,122
Total liabilities	976,803	813,018
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,609,093	2,535,868
Accumulated other comprehensive loss	(1,270)	(2,737)
Accumulated deficit	(1,345,576)	(1,244,793)
Total stockholders’ equity	1,262,262	1,288,353
Total liabilities and stockholders’ equity	$2,239,065	$2,101,371

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	December 31,		Change
	2025	2024	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$1,009,293	$829,666	$179,627	22%
Non-current	581,570	456,801	124,769	27%
Total remaining performance obligations	$1,590,863	$1,286,467	$304,396	24%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Operating activities
Net loss	$(37,604)	$(62,291)	$(100,783)	$(105,956)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	78,402	49,348	238,425	186,880
Depreciation and amortization	27,288	24,626	110,576	89,753
Accretion of discounts on marketable debt securities, net	(1,719)	(2,699)	(7,882)	(12,830)
Abandonment of long-lived assets	672	610	3,540	1,428
Noncash operating lease expense	1,528	3,196	5,839	11,102
Unrealized foreign currency (gain) loss, net	(340)	2,009	(1,862)	2,304
Deferred income taxes	(9,011)	(885)	(6,820)	(881)
Provision for (benefit from) credit losses	570	(57)	(514)	591
(Increase) decrease in fair value of strategic investments	(361)	3	(124)	(454)
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(82,428)	(73,797)	(39,817)	(39,501)
Deferred contract cost assets	(20,198)	(5,776)	(51,965)	(8,993)
Prepaid expenses and other assets	10,801	8,803	(5,698)	(3,318)
Accounts payable	(3,982)	8,700	(8,173)	19,729
Accrued expenses and other liabilities	32,812	(7,026)	62,980	(15,501)
Deferred revenue	115,412	85,359	100,099	79,091
Operating lease liabilities	1,700	(1,067)	1,049	(7,272)
Net cash provided by operating activities	113,542	29,056	298,870	196,172
Investing activities
Purchases of property and equipment	(5,700)	(11,633)	(18,100)	(19,143)
Capitalized software development costs	(17,763)	(17,076)	(65,663)	(49,529)
Purchases of strategic investments	(510)	(450)	(2,151)	(2,367)
Purchases of marketable securities	(73,652)	(80,856)	(351,465)	(491,475)
Maturities of marketable securities	122,206	68,819	409,230	440,537
Sales of marketable securities	—	—	2,698	—
Customer repayments of materials financing	—	34	—	1,605
Acquisition of businesses, net of cash acquired	—	—	(41,515)	(25,945)
Asset acquisitions, net of cash acquired	—	—	(3,533)	(3,792)
Net cash provided by (used in) investing activities	$24,581	$(41,162)	$(70,499)	$(150,109)

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Financing activities
Proceeds from stock option exercises	$3,030	$3,366	$11,809	$15,737
Proceeds from employee stock purchase plan	11,928	10,882	26,332	24,069
Repurchases of common stock	(23)	—	(128,838)	—
Payment of tax withholding for net share settlement	(22,947)	—	(94,120)	—
Payment of deferred business combination consideration	—	—	—	(1,470)
Payment of deferred asset acquisition consideration	—	—	—	(81)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(420)	(450)	(1,636)	(2,019)
Net increase in funds held for customers	2,700	—	8,951	—
Net cash (used in) provided by financing activities	(5,732)	13,798	(177,502)	36,236
Net increase in cash, cash equivalents and restricted cash	132,391	1,692	50,869	82,299
Effect of exchange rate changes on cash	495	(3,268)	1,655	(2,367)
Cash, cash equivalents and restricted cash, beginning of period	357,360	439,298	437,722	357,790
Cash, cash equivalents and restricted cash, end of period	$490,246	$437,722	$490,246	$437,722

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$349,107	$302,048	$1,322,509	$1,151,708
Gross profit	279,695	245,214	1,051,677	946,096
Stock-based compensation expense	6,198	4,422	23,489	15,478
Amortization of acquired technology intangible assets	6,544	6,698	29,820	25,437
Employer payroll tax on employee stock transactions	162	126	804	612
Non-GAAP gross profit	$292,599	$256,460	$1,105,790	$987,623
Gross margin	80%	81%	80%	82%
Non-GAAP gross margin	84%	85%	84%	86%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$349,107	$302,048	$1,322,509	$1,151,708
GAAP sales and marketing	155,809	161,733	580,680	552,019
Stock-based compensation expense	(25,077)	(15,333)	(74,274)	(58,058)
Amortization of acquired intangible assets	(1,729)	(3,224)	(11,727)	(12,700)
Employer payroll tax on employee stock transactions	(660)	(360)	(3,099)	(3,227)
Acquisition-related expenses	(144)	—	(1,077)	(1,448)
Non-GAAP sales and marketing	$128,199	$142,816	$490,503	$476,586
GAAP sales and marketing as a percentage of revenue	45%	54%	44%	48%
Non-GAAP sales and marketing as a percentage of revenue	37%	47%	37%	41%

GAAP research and development	$97,813	$89,289	$362,373	$312,987
Stock-based compensation expense	(28,976)	(18,277)	(89,606)	(67,961)
Amortization of acquired intangible assets	(652)	(650)	(2,603)	(2,657)
Employer payroll tax on employee stock transactions	(532)	(446)	(3,990)	(3,535)
Acquisition-related expenses	(695)	(32)	(3,134)	(32)
Non-GAAP research and development	$66,958	$69,884	$263,040	$238,802
GAAP research and development as a percentage of revenue	28%	30%	27%	27%
Non-GAAP research and development as a percentage of revenue	19%	23%	20%	21%

GAAP general and administrative	$68,874	$60,436	$232,967	$217,513
Stock-based compensation expense	(21,371)	(13,734)	(62,962)	(53,336)
Employer payroll tax on employee stock transactions	(360)	(266)	(1,999)	(2,086)
Acquisition-related expenses	(1,587)	(194)	(2,366)	(808)
Non-GAAP general and administrative	$45,556	$46,242	$165,640	$161,283
GAAP general and administrative as a percentage of revenue	20%	20%	18%	19%
Non-GAAP general and administrative as a percentage of revenue	13%	15%	13%	14%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$349,107	$302,048	$1,322,509	$1,151,708
Loss from operations	(42,801)	(66,244)	(124,343)	(136,423)
Stock-based compensation expense	81,622	51,766	250,331	194,833
Amortization of acquired intangible assets	8,925	10,572	44,150	40,794
Employer payroll tax on employee stock transactions	1,714	1,198	9,892	9,460
Acquisition-related expenses	2,426	226	6,577	2,288
Non-GAAP income (loss) from operations	$51,886	$(2,482)	$186,607	$110,952
Operating margin	(12%)	(22%)	(9%)	(12%)
Non-GAAP operating margin	15%	(1%)	14%	10%
Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$349,107	$302,048	$1,322,509	$1,151,708
Net loss	(37,604)	(62,291)	(100,783)	(105,956)
Stock-based compensation expense	81,622	51,766	250,331	194,833
Amortization of acquired intangible assets	8,925	10,572	44,150	40,794
Employer payroll tax on employee stock transactions	1,714	1,198	9,892	9,460
Acquisition-related expenses	2,426	226	6,577	2,288
Non-GAAP net income	$57,083	$1,471	$210,167	$141,419

Numerator:
Non-GAAP net income	$57,083	$1,471	$210,167	$141,419

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	151,043,395	149,202,684	150,247,067	147,444,772
Effect of dilutive securities: Employee stock awards	3,265,524	4,192,863	4,503,351	5,004,643
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	154,308,919	153,395,547	154,750,418	152,449,415

GAAP net loss per share, basic	$(0.25)	$(0.42)	$(0.67)	$(0.72)
GAAP net loss per share, diluted	$(0.25)	$(0.42)	$(0.67)	$(0.72)
Non-GAAP net income per share, basic	$0.38	$0.01	$1.40	$0.96
Non-GAAP net income per share, diluted	$0.37	$0.01	$1.36	$0.93

Computation of free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Net cash provided by operating activities	$113,542	$29,056	$298,870	$196,172
Purchases of property, plant, and equipment	(5,700)	(11,633)	(18,100)	(19,143)
Capitalized software development costs	(17,763)	(17,076)	(65,663)	(49,529)
Non-GAAP free cash flow	$90,079	$347	$215,107	$127,500
Operating cash flow margin	33%	10%	23%	17%
Non-GAAP free cash flow margin	26%	0%	16%	11%